Exhibit 4.13

RIGHTS CERTIFICATE #:	NUMBER OF SUBSCRIPTION RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED OCTOBER 29, 2010 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW & CO., LLC, THE INFORMATION AGENT.

HKN, INC.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of HKN, Inc.

Subscription Price:  $2.00 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 27, 2011, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, $.01 par value, of HKN, Inc. (“Share”) at a subscription price of $2.00 per share (the “Subscription Right”), pursuant to a Rights Offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Subscription Rights Certificates” accompanying this Subscription Rights Certificate. The Rights represented by the Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Share in accordance with the “Instructions as to Use of HKN, Inc. Non-Transferable Subscription Rights Certificate” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of HKN, Inc. and the signatures of its duly authorized officers.

Dated: January 13, 2011

President and Chief Executive Officer	Secretary

A-1

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail: American Stock Transfer & Trust Co., LLC Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or overnight courier: American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for:		shares x $2.00	= $

	(no. of new shares)	(subscription price)		(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares of Common, pursuant to your Over-Subscription Privilege:

I apply for:
		shares x $2.00	= $
	(no. of new shares)	(subscription price)		(amount enclosed)

(c)	Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE):

☐	Cashier’s or certified check drawn on a U.S. bank.

☐

Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [•], [ADDRESS], ABA #[•], Account #[•], American Stock Transfer & Trust Company FBO HKN, Inc., with reference to the rights holder’s name.

FORM 2—DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights

Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3—SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4—SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature
Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

FOR INSTRUCTIONS ON THE USE OF HKN, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MORROW & CO., LLC. THE INFORMATION AGENT, AT (800) 607-0088 or HKN.info@morrowco.com.